UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2009

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 28, 2009, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its second fiscal quarter ending March 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (GAAP), as follows:

  Revenues. We present international and total company revenue growth rates (including revenues relating to our safety-engineered devices) at constant foreign exchange rates. We believe that this allows investors to view the underlying operating results of BD and of its segments without the impact of fluctuations in foreign currency exchange rates, thereby facilitating comparisons to prior periods.

  Selling and Administrative Expense. We present selling and administrative expense, both alone and as a percentage of revenues, for the quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our agreement to settle certain antitrust class action suits. This charge caused reported selling and administrative expense to be higher for these periods than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of selling and administrative expense are more indicative of BD’s performance, and allow investors to more easily compare BD’s selling and administrative expense for these periods to other periods.

  Operating Income. We present BD’s operating income, both alone and as a percentage of revenues, for the quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our agreement to settle certain antitrust class action suits. This charge caused reported operating income for these periods to be lower than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of operating income are more indicative of BD’s performance, and allow investors to more easily compare BD’s operating income for these periods to other periods.

  Income Taxes and Effective Tax Rate. We present BD’s income taxes and effective tax rate for the quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our agreement to settle certain antitrust class action suits. This charge caused both our income taxes and our effective tax rate for these periods to be lower than they otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of income taxes and effective tax rate are more indicative of BD’s results, and allow investors to more easily compare BD’s income taxes and effective tax rate for these periods to other periods.

  Income from Continuing Operations. We present BD’s income from continuing operations, both alone and as a percentage of revenues, for the quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our agreement to settle certain antitrust class action suits. This charge caused reported income from continuing operations for these periods to be lower than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of income from continuing operations are more indicative of BD’s performance, and allow investors to more easily compare BD’s operating income from continuing operations for these periods to other periods.

  Earnings Per Share. We present BD’s diluted earnings per share for the quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our agreement to settle certain antitrust class action suits. This charge caused reported diluted earnings per share for these periods to be lower than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of diluted earnings per share are more indicative of BD’s performance, and allow investors to more easily compare BD’s diluted earnings per share for these periods to other periods.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 8.01     OTHER EVENTS

On April 27, 2009, BD entered into a settlement agreement with the direct purchaser plaintiffs (which includes BD’s distributors) in the following antitrust class actions: Louisiana Wholesale Drug Company, Inc., et. al. vs. Becton Dickinson and Company (Civil Action No. 05-1602, U.S. District Court, Newark, New Jersey), filed on March 25, 2005; SAJ Distributors, Inc. et. al. vs. Becton Dickinson & Co. (Case 2:05-CV-04763-JD, U.S. District Court, Eastern District of Pennsylvania), filed on

September 6, 2005; Dik Drug Company, et. al. vs. Becton, Dickinson and Company (Case No. 2:05-CV-04465, U.S. District Court, Newark, New Jersey), filed on September 12, 2005; American Sales Company, Inc. et. al. vs. Becton, Dickinson & Co. (Case No. 2:05-CV-05212-CRM, U.S. District Court, Eastern District of Pennsylvania), filed on October 3, 2005; and Park Surgical Co. Inc. et. al. vs. Becton, Dickinson and Company (Case 2:05-CV-05678- CMR, U.S. District Court, Eastern District of Pennsylvania), filed on October 26, 2005. These actions have been consolidated under the caption “In re Hypodermic Products Antitrust Litigation”, as has been reported in the past, most recently in the Company’s Form 10-K for 2008. Under the terms of the settlement agreement, which is subject to preliminary and final approval by the court following notice to potential class members, the Company will pay $45 million into a settlement fund in exchange for a release by all potential class members of the direct purchaser claims related to the products and acts enumerated in the Complaint, as well as a dismissal of the case with prejudice. The release would not cover potential class members which affirmatively opt out of the settlement. No settlement has been reached to date with the indirect purchaser plaintiffs in these cases, which will continue to the extent these cases relate to their claims.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	Press release dated April 28, 2009, which is furnished pursuant to Item 2.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits. — Exhibit 99.1 Press release dated April 28, 2009, which is furnished pursuant to Item 2.02.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: April 28, 2009